The Commonwealth of Massachusetts


                               JOHN F. X. DAVOREN
                          Secretary of the Commonwealth
                                   STATE HOUSE
                                  BOSTON, MASS.

                            ARTICLES OF ORGANIZATION
                             (Under G.I., Ch. 158B)
                                  Incorporators


        NAME POST OFFICE ADDRESS Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.


Richard M. Harter                                         One Federal Street
                                                          Boston, Mass. 02110

John H. Ashby                                             One Federal Street
                                                          Boston, Mass. 02110

        The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s)

1.      The name by which the corporation shall be know is:

                      I.G.E., Inc.


2. The purposes for which the corporation is formed are as follows:

(a) To carry on the business of exploring for and developing, extracting, refining and selling natural resources, such as oil, gas and minerals, and to license others to engage in such business.

(b) To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

(c) To carry on any business, operation or activity through a wholly or partly owned subsidiary.

(d) To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise and whether alone or as partner, joint venturer or otherwise with any corporation, association, trust, firm or individual.

(e) To carry on any business permitted to corporations under General Laws Ch. 156B as now in effect or as hereafter amended, or any successor provision to such chapter.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:


        CLASS OF STOCK   WITHOUT PAR VALUE             WITH PAR VALUE
                         -----------------   -----------------------------------
                         NUMBER OF SHARES    NUMBER OF SHARES   PAR    AMOUNT
                                                               VALUE
        --------------   -----------------   ----------------  -----  ----------

          Preferred            NONE                NONE

          Common               NONE             10,000,000     $0.01   $100,000


4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


                      Not Applicable


5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follow:


                      None


6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


           (a) The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

           (b) Meetings of the stockholders may be held anywhere in the United States.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

           a. The post office address of the initial principal office of the corporation in Massachusetts is:

               P.O. Box 745,  Chatham, Mass.  02633


           b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                    NAME              RESIDENCE             POST OFFICE ADDRESS
              --------------------  ---------------------   -------------------


                                    247 Washington St.
President:    Elisha C. Mowry       Duxbury, Mass              Same


                                    Stetson Cove Lane          PO Box 745
Treasurer:    James Mott Hallowell  Chatham, Mass.             Chatham, Mass.


                                    Stetson Cove Lane          PO Box 745
Clerk:        James Mott Hallowell  Chatham, Mass.             Chatham, Mass.


                                    247 Washington St.
Directors:    Elisha C. Mowry       Duxbury, Mass.             Same


                                    41 Waterman St.
              Bayard Ewing          Providence, R.I.           Same


                                    Chatham Rd.
              Axel B. Gravem        South Orleans, Mass.       Same


                                    Stetson Cove Lane          PO Box 745
              James Mott Hallowell  Chatham, Mass.             Chatham, Mass.


                                    7 Bonnydale Rd.            12 Main Street
              Richard H. Erickson   Leominster, Mass           Leominster, Mass.




c. The date initially adopted on which the corporation's fiscal year ends is:

                             Last day of February

d. The date initially fixed in the by-laws for annual meeting of stockholders of the corporation is:

                             Second Wednesday in May

e. The name and business address of the resident agent, if any, of the corporation is:

                             Not Applicable




IN  WITNESS  WHEREOF   and  under  the  penalties  of  perjury  the  above-named
INCORPORATOR(S) sign(s) these Articles of Organization this eleventh day of May 1971.


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The signature of each incorporator which is not a natural person must  be  by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.